UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2006
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(602) 437-1520
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
SIGNATURES

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     On November 30, 2006, the Board of Directors of White Electronic Designs Corporation (the “Company”) approved Amendment No. 2 (“Amendment No. 2”) to the Rights Agreement dated as of December 6, 1996 and previously amended on May 3, 1998 (the “Rights Agreement”), by and between the Company and American Stock Transfer and Trust Company, as the rights agent. The Rights Agreement is commonly referred to as a poison pill.
     As a result of Amendment No. 2, the Rights (as defined in the Rights Agreement) shall no longer be outstanding, and are not exercisable, after December 5, 2016, unless earlier exercised, redeemed or exchanged in accordance with the Rights Agreement, which effectively extends the term of the Rights Agreement for an additional ten years. Amendment No. 2 also increased the purchase price for each common share pursuant to the exercise of a Right (as defined in the Rights Agreement) from $20 to $40 subject to adjustment from time to time as provided in the Rights Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION
Date: December 6, 2006	By:	/s/ Hamid R. Shokrgozar
Hamid R. Shokrgozar
Chairman, President and Chief Executive Officer